SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 14, 2004
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                       1-16725                 42-1520346
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
  of incorporation)                                      Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 7.01  REGULATION FD DISCLOSURE

On October 14, 2004, Principal Financial Group, Inc. publicly announced the acquisition of a majority interest in Columbus Circle Investors. Under the terms of the agreement, Principal Global Investors LLC, a wholly-owned subsidiary of the Principal Financial Group, will acquire a 70 percent interest in Columbus Circle Investors for approximately $60 million.

The transaction is expected to close in early 2005. The Principal Financial Group expects the acquisition to have an immaterial impact on fourth quarter 2004 net income and operating earnings, as the Company accrues for minor acquisition-related expenses. The Company also expects the transaction to be slightly accretive to net income and operating earnings in 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press Release regarding acquisition of majority interest in Columbus Circle Investors.







                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.



                                    By:      /S/ THOMAS J. GRAF
                                             -----------------------------------
                                    Name:    Thomas J. Graf
                                    Title:   Senior Vice President - Investor
                                             Relations

Date:    October 14, 2004


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RELEASE:                      On receipt
MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com

           PRINCIPAL GLOBAL INVESTORS(R) TO ACQUIRE MAJORITY INTEREST
                          IN COLUMBUS CIRCLE INVESTORS
                   STRENGTHENS CAPABILITIES IN GROWTH EQUITIES

         Des Moines, IA (October 14, 2004) -- Principal Global Investors LLC, a wholly owned subsidiary of Principal Financial Group, Inc. (NYSE: PFG), today announced it will acquire a majority interest in Columbus Circle Investors (Columbus Circle). Based in Stamford, Connecticut, Columbus Circle is a premier asset management firm specializing in growth equities, with more than $3 billion in assets under management. The transaction is expected to close in early 2005. Additional information regarding the agreement is provided in Form 8-K, filed by the Company with the Securities and Exchange Commission.
         "Over the past three years we've rapidly grown institutional assets under management," said Jim McCaughan, CEO of Principal Global Investors and president of global asset management for The Principal. "Working with Spectrum and Post Advisory Group, two firms in which we acquired interests, has been an important part of this growth and demonstrates our strong success in partnering with affiliated firms. Columbus Circle's specialized expertise in the management of growth equities complements our already strong equity investment team, furthering our efforts to gain recognition in the marketplace and to win new mandates among institutional clients.
         "Importantly, we have consistent investment philosophies," said McCaughan. "We share a commitment to integrity and a focus on investment strategies suitable for retirement assets and other long-term savings."
         Columbus Circle employs more than 20 experienced investment professionals that specialize primarily in the management of growth equity portfolios. Established in 1975, the company provides investment management services primarily to retirement plans, endowments and foundations. Columbus Circle also serves as an investment sub-advisor to mutual fund companies and other financial institutions.
         The team is led by senior managing directors and portfolio managers Anthony Rizza and Clifford Fox. Both have been with Columbus Circle since the early 1990's. "Our team is very enthusiastic about establishing a long-term


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relationship  with The  Principal,"  said  Rizza.  "They  value our  specialized investment capabilities and boutique culture, and they share in our belief that it is essential for Columbus Circle to maintain its focus and autonomy.
         Columbus Circle will retain operational and investment autonomy, with no change to its investment philosophy or process. The company name, its
organizational   structure  and   headquarters  in  Stamford  will  also  remain
unchanged. Key investment and marketing/client service executives of Columbus Circle will continue to have substantial equity interests in the firm.

ABOUT PRINCIPAL GLOBAL INVESTORS
Principal Global Investors is a diversified asset management organization and a member of the Principal Financial Group(R), with expertise in equities, fixed income and real estate investments, as well as specialized overlay and advisory services. Principal Global Investors manages over $122 billion in assets, primarily for retirement plans and other institutional clients.

ABOUT PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))1 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $152 billion in assets under management2 and serves some 14.6 million clients worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.


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1    "The Principal  Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

2    As of June 30, 2004

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